                                                                   EXHIBIT 10.22

[SYNPEP LOGO]       P.O. BOX 2999, DUBLIN, CA 94568
 CORPORATION        TEL. (925) 803 9250 - (800) 899 3436
                    FAX  (925) 803 0786 - (800) 899 6534
                    E-MAIL: peptide@synpep.com
                    WEB: www.synpep.com

                       QUOTATION #: HBM-03-9-2-4-DS-SL-BTK

QUOTATION DATE: 1/6/2005

PREPARED FOR: Scott M. Harris, Ph.D.           CUSTOMER ID: C6UJ9A000319
SHIP TO:      Helix BioMedix, Inc.             PHONE: 425-402-8400
              22122 20th Ave SE, Suite 148     FAX: 425-806-2999
              Bothell, WA  98021               E-MAIL: sharris@helixbiomedix.com
              ATTN:                            CUSTOMER PO: HX0105B
                                               BILL TO: same
SALES REP     IRV SKEOCH

                                                 ORDER CONFIRMATION
--------------------------------------------------------------------------------------------------------
                                                                                                   PRICE
 QTY.                                    DESCRIPTION                                    PURITY     (US$)
-------    -------------------------------------------------------------------------    ------    ------
           [*]
[*]KG      [*]                                                                           [*]%      $[*]
           [*]
           05-01-06-01-HBM

           NOTE: ALL [*] KILOGRAMS WILL BE PRODUCED AT ONE TIME, HOWEVER,
           CUSTOMER HAS [*] TO ACCEPT DELIVERY. CUSTOMER CAN REQUEST 1 OR MORE
           KILOGRAMS TO BE SHIPPED ON EACH ORDER. CUSTOMER WILL BE INVOICED
           $[*] PER KILOGRAM AT THE TIME OF SHIPMENT. FIRST KILOGRAM TO BE
           SHIPPED ASAP. THE REMAINING [*] KILOGRAMS ARE TO BE SHIPPED AND
           INVOICED BY 2/4/06.

           -SHIPPING

           -HANDLING (PER PEPTIDE)                                                                 $45 (PER
                                                                                                   KILOGRAM)
           Q.C. DATA PROVIDED: HPLC chromatogram, Mass Spec, U.V. scan(for sequences               $0
           containing special chromaphores)
           ADDITIONAL Q.C. AVAILABLE:  AAA, second HPLC buffer system, Sequencing

              QUOTE VALID FOR:                              TIME REQUIRED FOR MANUFACTURE:
                 30 DAYS                                       ~4-6 WEEKS (SEE ABOVE)

           [*]
           SYNPEP CORPORATION-CY
           TERMS AND CONDITIONS:

---------------------------
[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

The information contained in this message is confidential information intended only for the use of the addressee named above. If the recipient of this message is not the addressee, or the employer or agent responsible to deliver it to the addressee, you are hereby notified that any distribution or copying of this quote is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail at the address above. Thank you.

[SYNPEP LOGO]       P.O. BOX 2999, DUBLIN, CA 94568
 CORPORATION        TEL. (925) 803 9250 - (800) 899 3436
                    FAX  (925) 803 0786 - (800) 899 6534
                    E-MAIL: peptide@synpep.com
                    WEB: www.synpep.com

PARTIAL SHIPMENTS: In rare situations, the first synthesis and purification of a peptide may not yield the full quantity or desired purity. To help minimize research delays, SynPep's policy is to provide a partial shipment with the remaining balance to follow as soon as possible. (Only one shipping charge will apply per peptide, regardless of the amount of partial shipments.) SynPep must be notified at the time of ordering if the client prefers to have the order held until the order is complete rather than receive partial shipments.

HELD SHIPMENTS: Please be advised that customers requesting multiple peptides held for a complete order shipment will be invoiced for each peptide as it is completed. Normal 30 day payment terms will apply.

PEPTIDE CONTENT: Peptides are shipped according to gross weight, unless requested otherwise by the client. Gross weight is the actual weight of lyophilized product. This product may include residual water and/or salts from the counterions accumulated during the production process. If net peptide (actual peptide content) is desired, please specify when requesting a quotation from SynPep Corporation.

PEPTIDE PURITY: Please note that we are unable to guarantee peptide purity for non-HPLC peptides. The purity of these peptides is sequence dependent and varies from sequence to sequence. Average peptide purity for non-HPLC sequences is ~70% pure.

SHIPMENT CONDITIONS: Unless requested otherwise by the client, most lyophilized compounds will ship at room temperature. Liquid conjugations or those products that should be maintained at 4 degrees Celsius, will typically ship on ice-packs. Material that must remain frozen during shipment (i.e. antibody serum, etc.) will ship on dry-ice. If special shipping instructions are required for a particular order, please advise SynPep in advance as to the specific shipping instructions. Storage information is available upon the client's request.

CANCELLATION POLICY: In general, peptide synthesis is initiated the same day the order is placed with SynPep. A cancellation fee will apply to all peptides cancelled after synthesis has been initiated. This fee will depend upon the particular sequence and portion of the project completed prior to cancellation. The minimum cancellation fee for a peptide in production will be $275.

MULTIPLE PEPTIDE ORDERS: For multiple peptide orders, peptides are shipped as they become complete, to avoid any delays to the researcher. SynPep must be notified prior to shipping if the peptides under a multiple peptide order are to be held and all shipped at the same time.

TERMS (DOMESTIC AND CURRENT INTERNATIONAL CUSTOMERS): Net 30 Days; F.O.B. Dublin, CA. Please reference this quotation when placing an order. All orders must be accompanied by a purchase order (or credit card number) and approval of the quotation.

TERMS (NEW INTERNATIONAL CUSTOMERS): SynPep must receive payment in full prior to shipping any products to first time international clients. Payment terms for subsequent orders can be negotiated with SynPep's controller. All orders must be accompanied by a purchase order (or credit card number) and approval of the quotation.

CALIFORNIA SALES TAX: All orders shipped within the state of California will be charged sales tax unless customer provides SynPep a certificate of exemption.

Prepared By:                               Approved By:
Andrew Yap                            ________________________

The information contained in this message is confidential information intended only for the use of the addressee named above. If the recipient of this message is not the addressee, or the employer or agent responsible to deliver it to the addressee, you are hereby notified that any distribution or copying of this quote is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail at the address above. Thank you.